EXHIBIT 10.40

Amendment No. 1 to the
Weingarten Realty Investors
Deferred Compensation Plan

WHEREAS, Weingarten Realty Investors (the “Employer”) sponsors the Weingarten Realty Investors Deferred Compensation Plan (the “Plan”) under the terms of which eligible participants are entitled to defer a portion of their compensation; and

WHEREAS, the Employer desires to amend certain Plan provisions relating to the payment of Plan benefits;

NOW THEREFORE, the Employer amends the Plan as follows, effective as of January 1, 2005.

1. Article I of the Plan is hereby amended by deleting Sections 1.14 and 1.15 therefrom in their entirety.

2. Article VII of the Plan is hereby amended to be and read as follows, effective January 1, 2005:

Article VII - Distributions

7.1 Distribution Election.

(a)
General Rule. Distribution of the Participant’s Accounts shall be made in accordance with the Participant’s election with respect to the form of payment. The Participant may make a separate election as to the form of distribution in the event of death and the time at which distribution is to commence following death. Such elections shall be made by the Participant at the time the Participant makes his or her initial Deferral Election. A Participant may modify his or her previously-made elections relating to the form of distribution and may modify the time at which distribution would otherwise commence under Sections 7.2 or 7.3 hereof in accordance with Section 7.1(b). Notwithstanding the preceding, if an Eligible Employee is participating in the Plan in 2005 or 2006 and has not previously designated the form of distribution of his or her Accounts or desires to modify a previously-filed distribution election, he or she must make or modify such an election, as the case may be, and file it with the Administrator on or before December 31, 2006; provided, however, that a Participant may not file a modified distribution election in 2006 that has the effect of deferring payment of amounts the Participant would otherwise receive in 2006 or cause payments to be made in 2006 that would otherwise be made subsequent to 2006. The elections referred to in the immediately preceding sentence shall not be required to meet the requirements of Section 7.1(b). If the Administrator separately accounts for Deferrals in each Plan Year, the Participant may make separate distribution elections with respect to each Plan Year’s Deferral Election, in which case each separate distribution election shall be effective with respect to the Deferrals to which the election relates.

(b)
Modification To Distribution Date or Form of Payment. Except as may be permitted in Section 7.1(a) hereof, any election by a Participant to modify a previously-filed distribution election or to modify the time distribution would otherwise commence under Section 7.2 or 7.3 hereof is ineffective unless all of the following requirements are satisfied:

(i)	Such modification may not be effective for at least twelve (12) months after the date on which the modification is filed with the Administrator.

(ii)
Except in the case of modifications relating to distributions on account of death or Disability, the modification must provide that payment will not commence for at least five (5) years from the date payment would otherwise have been made or commenced.

(iii)	A modification related to distribution to be made at a specified time or under a fixed schedule may not be made less than twelve (12) months prior to the date of the first otherwise scheduled payment.

(iv)	Such modification may not permit acceleration of the time or schedule of any payment under the Plan, except as may be permitted pursuant to applicable Treasury Regulations.

(c)
Distribution to Key Employees. Notwithstanding anything contained herein to the contrary, if a Participant is a Key Employee and separates from service for a reason other than death or Disability, distribution of such Participant’s Accounts may not commence earlier than six (6) months from the date of his or her separation from service. Any payment that would have been made within the first six months following the date on which the Participant separated from service without regard to this subsection (c) shall be made on the first day of the month following the date that is six months following the date on which the Participant separated from service.

7.2 Payment of Retirement, Education, and Fixed Period Accounts.

(a)	Retirement Accounts.

(i)
Form of Payment. Retirement Accounts are payable in one of the following forms, as elected by the Participant: (i) in a lump sum payment or (ii) in annual installments over a period of up to twenty (20) years. If the Participant has not made a valid election as to the form of payment of his Retirement Account, payment shall be made in one lump sum.

(ii)
Commencement of Payment. Retirement Account payments shall be made or commence as of the first day of the month immediately following the month in which the Participant Retires (or as soon as administratively feasible thereafter); provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date. If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall be made on each succeeding anniversary of the date the first payment was made.

(b)	Education Accounts.

Education Account distributions shall be paid in four annual installments commencing on January 1 (or as soon as administratively feasible thereafter) of the calendar year in which the Student reaches age eighteen (18) and subsequently on the three anniversaries thereof in the following amounts:

Year 1	25% of the account balance
Year 2	33% of the remaining account balance
Year 3	50% of the remaining account balance
Year 4	100% of the remaining account balance

Distribution of an Education Account will commence as scheduled without regard to whether the Student dies prior to attaining age eighteen (18) or whether the Student attends college or incurs any post-secondary educational costs; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date.

(c)
Fixed Period Accounts. Fixed Period Account distributions shall be paid in one lump sum payment on January 1 (or as soon as administratively feasible thereafter) of the calendar year designated by the Participant on his or her Deferral Election; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date.

7.3 Payment upon Death, Disability or Termination for Reason Other Than Retirement.

(a)
General Rule. Payment of a Participant’s Account(s) shall be made or commence in accordance with this Section 7.3 if payment has not been made or commenced under Section 7.2 at the time the Participant separates from service due to death, Disability, or any other reason other than Retirement.

(b)
Form of Payment. The Participant’s vested Account(s) are payable under this Section 7.3 in one of the following forms, as elected by the Participant: (i) in a lump sum payment or (ii) in annual installments over a period of up to twenty (20) years. If the Participant has not made a valid election as to the form of payment, payment shall be made in one lump sum.

(c)
Commencement of Distribution. Payment under this Section 7.3 shall commence as of the first day of the month (or as soon as administratively feasible thereafter) following the month in which the Participant dies, separates from service due to Disability, or separates from service for any other reason other than Retirement; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date. If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall be made on each succeeding anniversary of the date the first payment was made.

7.4 Minimum Distribution.

(a)
Subject to Section 7.1(c) but notwithstanding any other provision in the Plan to the contrary, if the balance of a Participant’s Account upon his separation from service is less than $50,000, the Participant shall be paid such balance on the first of the month following the month in which the Participant separates from service.

(b)
Subject to Section 7.1(c), if the balance in a Participant’s Education Account is less than $4,000 at the time the first scheduled payment from such Account would otherwise be made, the Participant shall be paid such balance as a single lump sum on the date the first scheduled payment would have otherwise been made.

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IN WITNESS WHEREOF, WEINGARTEN REALTY INVESTORS has caused this instrument to be executed by its duly authorized officer this 15th day of December, 2006, effective as of January 1, 2005, or as otherwise stated herein.

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter

Its (Title):	Chief Financial Officer